UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) August 29, 2012

Assisted Living Concepts, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-13498	93-1148702
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W140 N8981 Lilly Road, Menomonee Falls, Wisconsin 53051
(Address of Principal Executive Offices) (Zip Code)

(262) 257-8888
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 29, 2012, a putative securities class action lawsuit was filed against Assisted Living Concepts, Inc. (the “Company”) and Laurie A. Bebo on behalf of individuals and entities who allegedly purchased or otherwise acquired the Company’s Class A Common Stock between March 12, 2011 and August 6, 2012.  The complaint, which has not yet been served on the Company, is captioned Robert E. Lifson, Individually and On Behalf of All Others Similarly Situated, v . Assisted Living Concepts, Inc. and Laurie A. Bebo, 2:12-cv-00884, and was filed in the United States District Court for the Eastern District of Wisconsin.  The lawsuit seeks damages and other relief for alleged violations of Section 10(b) of the Securities Act of 1934, as amended, and Rule 10b-5 promulgated thereunder. The allegations relate to disclosures made by the Company pertaining to the Company's former lease with Ventas Realty, Limited Partnership.  The Company intends to vigorously defend itself against these claims.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 31, 2012

By:	/s/ Mary Zak-Kowalczyk
Mary Zak-Kowalczyk
Vice President and Corporate Secretary